United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 7, 2021

Date of Report (Date of earliest event reported)

Model Performance Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-40318	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cheung Kong Center, 58 Floor, Unit 5801 2 Queens Road Central Central Hong Kong	n/a
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +852 9258 9728

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, with no par value, one-half of one redeemable warrant and one right to receive one-tenth of one Class A ordinary share	MPACU	The Nasdaq Capital Market LLC

Class A ordinary shares included as part of the units	MPAC	The Nasdaq Capital Market LLC

Redeemable warrants included as part of the units	MPACW	The Nasdaq Capital Market LLC

Rights included as part of the units	MPACR	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 7, 2021, the registration statement (File No. 333- 253877) (the “Registration Statement”) relating to the initial public offering (“IPO”) of Model Performance Acquisition Corp.(the “Company”) was declared effective by the Securities and Exchange Commission. In connection therewith, the Company entered into the following agreements previously filed as exhibits to the Registration Statement:

●	An Underwriting Agreement, dated April 7, 2021, by and between the Company and Maxim Group LLC (“Maxim”);

●	Third Amended and Restated Memorandum and Articles of Association

●	A Warrant Agreement, dated April 7, 2021, by and between the Company and Continental Stock Transfer & Trust Company;

●	A Rights Agreements, dated April 7, 2021, by and between the Company and Continental Stock Transfer & Trust Company;

●	Letter Agreements, dated April 7, 2021, by and between the Company’s officers, directors, shareholders and First Euro Investments Limited;

●	An Investment Management Trust Agreement, dated April 7, 2021, by and between Continental Stock Transfer & Trust Company and the Company;

●	A Registration Rights Agreement, dated April 7, 2021, by and among the Company and the initial shareholders of the Company;

●	A Unit Subscription Agreement, dated April 7, 2021 by and between the Company and First Euro Investments Limited;

●	An Administrative Services Agreement, dated April 7, 2021, by and between the Company and First Euro Investments Limited.

On April 7, 2021, the Company consummated the IPO of 5,000,000 units (the “Units”). Each Unit consists of one ordinary share (“Ordinary Share”), one-half of a warrant (“Warrant”), with each whole warrant entitling its holder to purchase one Ordinary Share at a price of $11.50 per share, and one right (“Right”) to receive one-tenth of one Ordinary Share upon the consummation of an initial business combination. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $50,500,000. The Company granted the underwriters a 45-day option to purchase up to 750,000 additional Units to cover over-allotments, if any. The Underwriters exercised the over-allotment option in full on April 12, 2021, and the over-allotment option is expected to close on April 15, 2021.

As of April 7, 2021, a total of $50,000,000 of the net proceeds from the IPO and the Private Placement (as defined below) were deposited in a trust account established for the benefit of the Company’s public shareholders. An audited balance sheet as of April 12, 2021 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement will be filed within 4 business days of the consummation of the IPO.

Item 3.02. Unregistered Sales of Equity Securities.

Simultaneously with the closing of the IPO, the Company consummated the private placement (“Private Placement”) with First Euro Investments Limited, the Company’s sponsor, of 270,000 units (the “Private Units”) at a price of $10.00 per Private Unit, generating total proceeds of $2,700,000.

The Private Units are identical to the Units sold in the IPO except that the warrants underlying the Private Units will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees. Additionally, such initial purchasers agreed not to transfer, assign or sell any of the Private Units or underlying securities (except in limited circumstances, as described in the Registration Statement) until the completion of the Company’s initial business combination. Such initial purchasers were granted certain demand and piggyback registration rights in connection with the purchase of the Private Units.

The Private Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated April 7, 2021, by and between the Company and Maxim.

3.1	Third Amended and Restated Memorandum and Articles of Association.

4.1	Warrant Agreement, dated April 7, 2021, by and between Continental Stock Transfer & Trust Company and the Company.

10.1	Rights Agreement, dated April 7, 2021, by and between Continental Stock Transfer & Trust Company and the Company.

10.2	Letter Agreements, dated April 7, 2021, by and between the Company’s officers, directors, shareholders and First Euro Investments Limited.

10.3	Investment Management Trust Agreement, dated April 7, 2021, by and between Continental Stock Transfer & Trust Company and the Company.

10.4	A Registration Rights Agreement, dated April, 2021, by and among the Company and the initial shareholders of the Company.

10.5	A Unit Subscription Agreement by and between the Company and First Euro Investments Limited.

10.6	An Administrative Services Agreement, dated April 7, 2021, by and between the Company and First Euro Investments Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2021

MODEL PERFORMANCE ACQUISITION CORP.

By:	/s/Serena Shie
Name: Serena Shie
Title: Chief Financial Officer

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